Calculation of Filing Fee Tables
S-4
OCEANFIRST FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	29,586,298		$ 464,209,016.00	0.0001381	$ 64,107.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 464,209,016.00		$ 64,107.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 16,130.72
			Net Fee Due:						$ 47,976.55
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of shares of common stock, par value $0.01 per share, of OceanFirst Financial Corp. ("OceanFirst" and, such shares, the "OceanFirst common stock") being registered upon completion of the merger of Apollo Merger Sub Corp., a wholly owned subsidiary of OceanFirst ("Merger Sub"), with and into Flushing (the "first merger") described in the joint proxy statement/prospectus contained herein, which is the sum, rounded up to the nearest million, of (a) the sum of (i) 33,883,626 shares of common stock, par value $0.01 per share of Flushing ("Flushing common stock"), issued and outstanding; (ii) 707,039 shares of Flushing common stock underlying outstanding restricted stock unit awards that are subject to solely service-based vesting conditions; (iii) 216,600 shares of Flushing common stock underlying outstanding restricted stock unit awards that are subject to performance-based vesting conditions (assuming target performance under their terms); and (iv) 145 shares of Flushing common stock reserved for future grants under the Flushing stock plans, multiplied by (b) the exchange ratio of 0.85 shares of OceanFirst common stock for each share of Flushing common stock. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (a) the average of the high and low prices of Flushing common stock as reported on the NASDAQ Global Select Market on January 30, 2026 ($15.69) multiplied by (b) the maximum number of shares of Flushing common stock to be converted in the first merger, calculated as set forth in note (1) above (29,586,298). (3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00013810.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
29,586,298	$ 15.69	$ 464,209,016.00			$ 464,209,016.00

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	OceanFirst Financial Corp.	S-4	333-261868	12/23/2021		$ 16,130.72	Equity	Common Stock	8,094,149	$ 174,009,871.40
Fee Offset Sources		OceanFirst Financial Corp.	S-4	333-261868		12/23/2021						$ 16,130.72
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	OceanFirst previously paid a registration fee of $16,130.72 upon the filing of the registration statement on Form S-4 initially filed by OceanFirst on December 23, 2021 (Registration No. 333-261868). Registration No. 333-261868 was subsequently withdrawn, and the shares of OceanFirst common stock registered under Registration No. 333-261868, which included 8,094,149 total shares, were not issued. Pursuant to Rule 457(p), the full amount of the registration fee currently due for this registration statement has been offset against the balance of the fee paid for Registration No. 333-261868. After such offset, a balance of $0.00 remains from the fee paid for Registration No. 333-261868.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A